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                                                                   EXHIBIT 99.2

AFC ENTERPRISES COMPLETES SALE OF CHURCH'S CHICKEN

         ATLANTA, Dec. 29 -- AFC Enterprises, Inc. (Nasdaq: AFCE), the franchisor and operator of Popeyes(R) Chicken & Biscuits, today announced that the Company has completed the sale of its Church's brand to an affiliate of Crescent Capital Investments, Inc., an Atlanta-based private equity firm. The agreement to sell Church's was previously announced on November 1, 2004. In connection with the closing of that transaction, certain real estate and restaurant facilities were excluded and are being sold to Church's franchisees. The Church's franchisees are paying AFC approximately $3.7 million to purchase land, and in some cases, the related restaurants previously leased to them by the Company. Aggregate gross proceeds from the transactions, subject to customary closing adjustments, are approximately $390 million comprised of $383 million in cash and a subordinated note from an affiliate of Crescent Capital for $7 million. The Company expects net proceeds, after tax considerations, to be approximately $275 million. AFC's Board of Directors is currently evaluating the most appropriate use of the proceeds to enhance value to AFC shareholders.

         Frank Belatti, Chairman and CEO of AFC Enterprises, stated, "With this sale, we complete a process that began early last year to reshape our portfolio and focus on Popeyes as our growth vehicle for the future. Popeyes' performance continues to improve under Ken Keymer's leadership, as we take actions to drive the business forward. Ongoing improvement in Popeyes, coupled with deploying the net proceeds from the Church's sale, will continue our efforts to maximize stakeholder value and put the Company in the best possible position to succeed."

         AFC Corporate Profile

         AFC Enterprises, Inc. is the franchisor and operator of 3,373 restaurants as of November 28, 2004, prior to the closing of the Church's sale described in this press release, in the United States, Puerto Rico and 28 foreign countries under the brand names Popeyes(R) Chicken & Biscuits and Church's Chicken(TM). AFC's primary objective is to be the world's Franchisor of Choice(R) by offering investment opportunities in highly recognizable brands and exceptional franchisee support systems and services. AFC Enterprises can be found on the World Wide Web at http://www.afce.com .

         Forward-Looking Statement: Certain statements in this release, and other written or oral statements made by or on behalf of AFC or its brands are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are adverse effects of litigation or regulatory actions arising in connection with the restatement of our previously issued financial statements, the loss of franchisees and other business partners, failure of our franchisees, the loss of senior management and the ability to attract and retain additional qualified management personnel, a decline in the number of new units to be opened by franchisees, the need to continue to improve our internal controls, our ability to successfully implement new computer systems, limitations on our business under our credit facility, a decline in our ability to franchise new units, increased costs of our principal food products, labor shortages, or increased labor costs, slowed expansion into new markets, changes in consumer preferences and demographic trends, as well as concerns about health or food quality, unexpected and adverse fluctuations in quarterly results, increased government regulation, growth in our franchise system that exceeds our resources to serve that growth, supply and delivery shortages or interruptions, currency, economic and political factors that affect our international operations, inadequate protection of our intellectual property and liabilities for environmental contamination, and other risk factors detailed in our 2003 Annual Report on Form 10-K/A and other documents we file with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date they are made.

         Contact Information:
         Felise Glantz Kissell
         AFC Enterprises, Inc.
         (770) 353-3086 or fkissell@afce.com